UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2007

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

973-248-8008
(Registrant's Telephone Number, Including Area Code)

_______
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

As previously disclosed, in the Current Report on Form 8-K filed by Smart Energy Solutions, Inc. (the “Registrant”) on June 28, 2006, on June 22, 2006 the Registrant executed three agreements with the Carter Group, Inc., a Florida corporation (“Carter”), including a distributorship agreement (the “Distributorship Agreement”), a profit sharing and internet distribution agreement (the “Profit Sharing and Internet Distribution Agreement”), and a finder’s agreement (the “Finder’s Agreement”).

On December 22, 2007 the Finder’s Agreement terminated, pursuant to its terms, and was not renewed. On February 6, 2008 the Registrant terminated the Distributorship Agreement, by written notice to Carter. On April 4, 2008 the Registrant terminated the Profit Sharing and Internet Distribution Agreement, by written notice to Carter. The Distributorship Agreement and the Profit Sharing and Internet Distribution Agreement were terminated because the Company’s expectations with respect to sales pursuant to such agreements, and certain sales targets set forth therein, were not achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: April 27, 2008	/s/ Edward Braniff
Name: Edward Braniff Title: Chief Financial Officer